Exhibit 99.2

GLENBROOK LUMBER & SUPPLY, INC. AND EDGEBUILDER WALL PANELS, INC.

CONDENSED COMBINED FINANCIAL STATEMENTS

CONDENSED COMBINED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash	$—	$96,730
Restricted cash	—	30,333
Accounts receivable, net of allowance for doubtful accounts	1,623,384	2,050,720
Costs and estimated profit in excess of billings	93,354	—
Inventories	897,643	890,060
Derivative instruments	—	29,722
Other current assets	23,570	26,603
Total current assets	2,637,951	3,124,168

Property and equipment, net	411,214	434,859

Total assets	$3,049,165	$3,559,027

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes payable to bank	$129,790	$421,730
Trade accounts payable	504,532	563,375
Billings in excess of costs and estimated profit	30,836	414,121
Other accrued liabilities	289,158	328,412
Total current liabilities	954,316	1,727,638

Commitments and contingencies

Shareholders’ equity:
Common stock	10	10
Additional paid-in capital	139,477	139,477
Retained earnings	1,955,362	1,691,902
Total shareholders’ equity	2,094,849	1,831,389
Total liabilities and shareholders’ equity	$3,049,165	$3,559,027

The accompanying notes are an integral part of the condensed combined financial statements.

1

GLENBROOK LUMBER & SUPPLY, INC. AND EDGEBUILDER WALL PANELS, INC.

CONDENSED COMBINED STATEMENTS OF INCOME

(Unaudited)

	Nine Months Ended September 30,
	2016	2015

Net sales:
Retail	$7,737,800	$7,373,643
Contract	4,695,191	3,867,503
Total net sales	12,432,991	11,241,146

Costs and expenses:
Cost of sales	10,166,813	8,972,734
Selling, general and administrative expenses	1,412,483	1,205,481
Total costs and expenses	11,579,296	10,178,215

Operating income	853,695	1,062,931

Interest expense	(13,963)	(12,728)

Net income	$839,732	$1,050,203

The accompanying notes are an integral part of the condensed combined financial statements.

2

GLENBROOK LUMBER & SUPPLY, INC. AND EDGEBUILDER WALL PANELS, INC.

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$839,732	$1,050,203
Adjustments to reconcile net income to net cash generated by operating activities:
Depreciation expense	67,824	40,137
Change in fair value of derivative instruments	29,722	35,651
Changes in operating assets and liabilities:
Restricted cash	30,333	(74,119)
Accounts receivable	427,336	130,071
Costs and estimated profit in excess of billings	(93,354)	3,553
Inventories	(7,583)	10,178
Other current assets	3,033	14,339
Trade accounts payable	(58,843)	(97,504)
Billings in excess of costs and estimated profit	(383,285)	(488,424)
Other accrued liabilities	(39,254)	(140,987)
Net cash generated by operating activities	815,661	483,098

Cash flows from investing activities:
Purchase of property and equipment	(44,179)	(44,161)
Net cash used in investing activities	(44,179)	(44,161)

Cash flows from financing activities:
Proceeds from revolving line of credit	7,696,001	6,364,000
Principal payments on revolving line of credit	(7,987,941)	(6,081,804)
Distributions to shareholders	(576,272)	(1,020,300)
Net cash used by financing activities	(868,212)	(738,104)

Net decrease in cash	(96,730)	(299,167)

Cash at beginning of period	96,730	299,167

Cash at end of period	$—	$—

Supplemental cash flow information:
Cash paid for interest expense	$13,963	$12,728

The accompanying notes are an integral part of the condensed combined financial statements.

3

GLENBROOK LUMBER & SUPPLY, INC. AND EDGEBUILDER WALL PANELS, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The accompanying unaudited condensed combined financial statements include the accounts of Glenbrook Lumber & Supply, Inc., a Minnesota Corporation (“Glenbrook”), and its affiliate EdgeBuilder Wall Panels, Inc., a Minnesota Corporation (“EdgeBuilder”). Glenbrook and EdgeBuilder are hereafter collectively referred to as “the Company”. Glenbrook and EdgeBuilder are under common control. All inter-entity balances and transactions have been eliminated upon combination.

The condensed combined balance sheet at December 31, 2015 has been derived from the Company’s audited financial statements. In the opinion of management, the unaudited interim condensed combined financial statements include all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. The results of operations for the nine months ended September 30, 2016 are not necessarily indicative of the operating results to be expected for the full year or any future period.

The accompanying unaudited condensed combined consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures, normally included in combined financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted, pursuant to such rules and regulations. Therefore, these condensed combined financial statements should be read in conjunction with the Company’s audited combined financial statements for the years ended December 31, 2015 and 2014, which are included as Exhibit 99.1 to the Current Report in this Form 8-K/A.

On October 4, 2016, certain assets of the Company were acquired by two wholly-owned subsidiaries of ATRM Holdings, Inc. (“ATRM”) pursuant to the terms of an asset purchase agreement dated as of the same date. See Note 10 for a discussion of this transaction.

2.	ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at:

	September 30, 2016	December 31, 2015
	(Unaudited)

Accounts receivable and contract billings	$1,636,923	$2,064,259
Allowance for doubtful accounts	(13,539)	(13,539)
Accounts receivable, net	$1,623,384	$2,050,720

3.	INVENTORIES

Inventories are comprised of lumber and other building materials and amounted to $897,643 and $890,060 at September 30, 2016 and December 31, 2015, respectively.

4.	DERIVATIVE INSTRUMENTS

The Company occasionally enters into lumber derivatives contracts in order to protect its gross profit margins from fluctuations caused by volatility in lumber prices. At December 31, 2015, the Company had a net long (buying) position of 1,540,000 board feet under 38 lumber derivatives contracts with a fair value of $29,722 and is included in current assets.

The Company had restricted cash on deposit with the broker totaling $30,333 at December 31, 2015.

Gains (losses) from derivative instruments, none of which are designated as hedging instruments, are recorded in cost of goods sold in the Company’s statements of income and included the following at:

	Nine Months Ended September 30,
	2016	2015
Realized gains (losses), net	$82,803	$(34,726)
Unrealized gains (losses), net	—	32,296
Total	$82,803	$(2,430)

4

5.	FAIR VALUE MEASUREMENTS

Financial assets (liabilities) reported at fair value on a recurring basis are comprised of the following at:

	September 30, 2016	December 31, 2015
	(Unaudited)

Level 1 (Lumber derivative contracts)	$—	$29,722
Level 2	—	—
Level 3	—	—
Total	$—	$29,722

6.	PROPERTY AND EQUIPMENT

Property and equipment is comprised of the following at:

	September 30, 2016	December 31, 2015
	(Unaudited)

Leasehold improvements	$174,739	$174,739
Office furniture and equipment	157,208	157,208
Machinery and equipment	583,245	539,066
Vehicles and transportation equipment	488,793	488,793
Sub-total	1,403,985	1,359,806
Less - accumulated depreciation and amortization	(992,771)	(924,947)
Property and equipment, net	$411,214	$434,859

Depreciation expense amounted to $67,824 and $40,137 in the nine months ended September 30, 2016 and 2015, respectively.

7.	NOTES PAYABLE TO BANK

Glenbrook and EdgeBuilder each have a revolving line of credit agreement with a bank. Each of the agreements provides for borrowings up to $1.75 million, subject to borrowing base limitations, and bear interest at the prime rate plus 1.25% (the prime rate was 3.50% at September 30, 2016 and December 31, 2015) with a minimum interest rate of 4.25%. The interest rate in effect at September 30, 2016 and December 31, 2015 was 4.75%. Total combined borrowings under the agreements amounted to $129,790 and $421,730 at September 30, 2016 and December 31, 2015, respectively. The agreements are collateralized by substantially all of the Company’s assets, are personally guaranteed by its shareholders and provide for certain non-financial covenants. The $129,790 combined balance owing under the agreements at September 30, 2016 was repaid on October 4, 2016 as explained in Note 10.

8.	UNCOMPLETED CONSTRUCTION CONTRACTS

The status of uncompleted construction contracts is as follows at:

	September 30, 2016	December 31, 2015
	(Unaudited)

Costs incurred on uncompleted contracts	$1,676,967	$465,069
Estimated profit	281,179	127,867
Sub-total	1,958,146	592,936
Less billings to date	(1,895,628)	(1,007,057)
Total	$62,518	$(414,121)

Included in the following balance sheet captions:
Costs and estimated profit in excess of billings	$93,354	$—
Billings in excess of costs and estimated profit	(30,836)	(414,121)
Total	$62,518	$(414,121)

The Company had approximately $3.6 million of work under contract remaining to be recognized at September 30, 2016.

5

9.	OTHER ACCRUED LIABILITIES

Other accrued liabilities are comprised of the following at:

	September 30, 2016	December 31, 2015
	(Unaudited)

Accrued sales taxes	$153,531	$172,339
Accrued compensation	89,621	112,512
Accrued warranty costs	46,006	43,561
Total other accrued liabilities	$289,158	$328,412

The following table summarizes product warranty expense accruals and settlements for the nine months ended September 30, 2016 and 2015, respectively:

	Nine months ended September 30,
	2016	2015

Accrual balance, beginning of period	$43,561	$46,305
Accruals for warranties	2,445	2,445
Settlements made	—	—
Accrual balance, end of period	$46,006	$48,750

10.	SUBSEQUENT EVENT

On October 4, 2016, the Company entered into an Asset Purchase Agreement with ATRM Holdings, Inc. (“ATRM”), Glenbrook Building Supply, Inc. and EdgeBuilder, Inc., wholly-owned subsidiaries of ATRM (collectively, “EBGL”), pursuant to which EBGL purchased certain of the Company’s assets and assumed certain of its liabilities related to its businesses of selling lumber and building supplies and manufacturing and selling prefabricated wall panels for commercial and residential construction applications and permanent wood foundation systems for residential buildings. Consideration received for the sale included (i) approximately $4.2 million in cash, of which approximately $3.0 million was paid at closing, approximately $0.2 million was paid in January 2017 pursuant to a purchase price adjustment as provided for in the asset purchase agreement, and $1.0 million is payable in four equal installments on the first day of each of the following four fiscal quarters, beginning in January 2017 (of which, the first of four installments of $250,000 was paid on January 3, 2017), (ii) 100,000 shares of the Company’s common stock, (iii) a potential earn-out payment of up to $1.0 million based upon the amount by which EBGL’s gross profit over the 12 months commencing October 1, 2016 exceeds a specified target and (iv) the assumption of certain liabilities of the Company.

6